UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2011

Commission file number 001-16111

GLOBAL PAYMENTS INC.
(Exact name of registrant as specified in charter)

Georgia	58-2567903
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10 Glenlake Parkway, North Tower, Atlanta, Georgia	30328-3473
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:     770-829-8234
NONE
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the flowing provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
On September 27, 2011, the Annual Meeting of Shareholders (the "Annual Meeting") of Global Payments Inc. (the "Company") was held, and on September 28, 2011, the Company filed a Current Report on Form 8-K (the "Original Form 8-K") disclosing the results of the shareholder vote for each proposal at the Annual Meeting. This Form 8-K/A is being filed solely to disclose the decision of the Company's Board of Directors regarding the frequency of future non-binding, advisory votes on the compensation of the Company's named executive officers.
As reported in the Original Form 8-K, a non-binding, advisory vote was taken at the Annual Meeting on the frequency of the Company's future advisory votes regarding named executive officer compensation. A plurality of the votes cast at the Annual Meeting was in favor of holding such advisory votes annually. After considering the preference of the Company's shareholders, the Board of Directors determined that the Company will hold a non-binding, advisory vote on the Company's compensation of its named executive officers annually.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Global Payments Inc.
(Registrant)

Date: November 14, 2011
By: /s/ David E. Mangum
David E. Mangum
Chief Financial Officer